SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                             (AMENDED July 15, 2003)

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 25, 2003

                              SITI-Sites.com, Inc.
             (Exact name of registrant as specified in its charter)

Delaware                                 0-15596             75-1940923
(State or other jurisdiction             (Commission         IRS Employer
of incorporation or organization)        File Number)        Identification No.)

               111 Lake Avenue, Suite 7, Tuckahoe, New York 10707
                    (Address of principal executive offices)

Registrant's telephone number, including area code (212) 925-1181

          (Former name or former address, if changed since last report)

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Item 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT (Amended July 15, 2003)

1. On June 25, 2003, SITI-Sites.com, Inc. ("Company" or "Registrant") formally notified its auditors, McGladrey & Pullen, LLP ("M&P") that the Company was changing its status to an Inactive Registrant. Therefore, the Company would no longer require their services as auditors for the Company for reasons described below.

2. As a result of the Company's liquidation and reasons discussed below, the Company's management has determined that it is an inactive entity (See Form 10-K for fiscal 2003 (Unaudited) "Item 1. Business - Inactive Entity"). The Company meets all of the criteria as set forth below except as noted:

      (a) Gross receipts from all sources for the fiscal year ended March 31, 2003 are not in excess of $100,000;

      (b) The registrant has not purchased or sold any of its own stock, granted options therefore, or levied assessments upon outstanding stock; (1)

      (c) Expenditures for all purposes for the fiscal year ended March 31, 2003 are not in excess of $100,000; (2)

      (d) No material change in the business has occurred during the fiscal year, including any bankruptcy, reorganization, readjustment or succession or any material acquisition or disposition of plants, mines, mining equipment, mine rights or leases; and

      (e) No exchange upon which the shares are listed, or governmental authority having jurisdiction, requires the furnishing to it or the publication of audited financial statements.

      (1) During the last fiscal year, the Company had no source of funding to cover its expenses which were almost entirely audit and stock transfer expenses, and Chairman/CEO Powers, who may be deemed to beneficially own approximately 48% of the Company's outstanding stock, and another investor provided funding to the Company. All of the shares issued are legended and neither investor, has any intention of selling the stock publicly in the foreseeable future. (See "Item 1. Business - Inactive Entity")

      (2) Operating expenses of approximately $260,000 include approximately $185,000 of contributed services and rent. The Company recorded such $185,000 as a contribution of capital because there was no cash outlay for such expenses.

3. M&P's reports on the Company's financial statements for each of the fiscal years ended March 31, 2002 and 2001did not contain an adverse opinion or disclaimer of opinion but was modified as to accounting principles with respect to the liquidation basis of accounting adopted by the Company subsequent to December 31, 2001. During the fiscal years ended March 31, 2002 and 2001 and subsequently through the date of its dismissal, there were no disagreements with M&P on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to M&P's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company's financial statements for such years. The Company requested McGladrey & Pullen, LLP to furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether M&P agreed with certain statements. A copy of the letter from McGladrey & Pullen, LLP to Securities and Exchange Commission dated July 8,2003 stating whether or not it agrees with the above statements is included in Exhibit 16.1 to this report.

Item 7. Financial Statements and Exhibits

c. Exhibits (Amended July 15, 2003)

16.1 Letter from McGladrey & Pullen, LLP dated July 8, 2003

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amended report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 15, 2003

                                       SITI-Sites.com, Inc.


                                       By /s/ Lawrence M. Powers
                                          ----------------------
                                          Lawrence M. Powers
                                          Chief Executive Officer and
                                          Chairman of the Board of Directors